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                                                                     EXHIBIT 4-a


                                  PACIFIC BELL

                              OFFICERS' CERTIFICATE

                       6-1/8% Notes Due February 15, 2008

                       Pursuant to Section 2.02(a) of the
                           Indenture Identified Below


                  The undersigned, Donald E. Kiernan, Vice President of Pacific Bell (the "Company"), and Roger W. Wohlert, Treasurer of the Company, acting pursuant to an authorization contained in certain resolutions duly adopted by the Board of Directors of the Company on October 2, 1997, do hereby determine and establish the following terms for a series (the "Series") of the Company's debt securities (the "Securities") to be issued under an Indenture, dated as of October 7, 1997 (the "Indenture"), from the Company to The Bank of New York, as Trustee (terms defined in the Indenture shall have the meanings as so defined when used herein, unless otherwise defined herein):

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
(1)    Title of Securities of the Series:                     6-1/8% Notes due February 15, 2008

(2)    Limit, if any, upon the aggregate principal
       amount of Securities of the Series which
       may be authenticated and delivered under
       the Indenture (except for Securities
       authenticated and delivered upon
       registration of transfer of, or in exchange
       for, or in lieu of, other Securities of the
       Series pursuant to Section 2.08, 2.09,2.12,
       3.06 or 9.05 of the Indenture):                        $200,000,000
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
(3)    Date or dates on which the principal of
       Securities of the Series is payable:                   February 15, 2008

(4)    With respect to interest on Securities of the
       Series:

       (a)   The rate or rates at which Securities            6-1/8% per annum on non-overdue
             of the Series shall bear interest:               principal and (to the extent that the
                                                              payment of such interest shall be
                                                              legally enforceable) on any overdue
                                                              principal and any overdue installment
                                                              of interest.

       (b)   The method of calculating such rate
             or rates of interest:                            Not applicable.

       (c)   The date from which such interest                February 13, 1998, or from the most
             shall accrue:                                    recent February 15 or August 15 to
                                                              which interest has been paid or duly
                                                              provided for, until the principal
                                                              thereof is paid or made available for
                                                              payment.

       (d)   The dates on which such interest shall           February 15 and August 15,
             be payable ("Interest Payment                    commencing August 15, 1998.
             Dates"):

       (e)   Record dates for interest payable on             The close of business on the
             any interest payment date:                       February 1 or August 1 (even if a
                                                              Legal Holiday), as the case may be,
                                                              next preceding an Interest Payment
                                                              Date shall be the "Regular Record
                                                              Date" for the interest payable on such
                                                              Interest Payment Date; a special
                                                              record date shall be fixed for the
                                                              payment of defaulted interest in
                                                              accordance with Section 2.14 of the
                                                              Indenture.
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
(5)    Place or places where the principal of and             At the office or agency of the
       interest on Securities of the Series shall be          Company maintained for such purpose
       payable:                                               in the Borough of Manhattan, The
                                                              City of New York, State of New York,
                                                              which at the date hereof is the
                                                              principal corporate trust office of the
                                                              Trustee, and at any other office or
                                                              agency maintained by the Company
                                                              for such purpose, provided, however,
                                                              that at the option of the Company it
                                                              may pay interest by check or draft
                                                              mailed to the Holder's address as it
                                                              appears on the register for Securities
                                                              of the Series.

(6)    With respect to redemption, in whole or in             The Securities of the Series are not
       part, of Securities of the Series at the               redeemable prior to maturity.
       option of the Company:

(7) With respect to the mandatory redemption or purchase of Securities of the Series:

       (a)   Any provisions for a sinking fund or
             analogous provisions or for
             mandatory redemption upon the
             happening of a specified event or for
             redemption or purchase at the option
             of a Holder:                                     Not applicable.

       (b)   The period or periods within which
             such redemptions or purchases must
             be made:                                         Not applicable.

       (c)   The applicable price or prices at
             which such redemptions or purchases
             must be made:                                    Not applicable.

       (d)   The terms and conditions of such
             redemptions or purchases:                        Not applicable.

(8)    Denominations in which Securities of the               $1,000 and integral multiples thereof.
       Series are issuable:
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
(9)    If other than the principal amount thereof,
       the portion of the principal amount of
       Securities of the Series payable on
       declaration of acceleration pursuant to
       Section 6.02 of the Indenture:                         Not applicable.

(10)   (a)   Whether Securities of the Series are
             issuable as Registered Securities,
             Unregistered Securities (with or
             without Interest coupons), or any
             combination thereof:                             Registered Securities only.

       (b)   Any restrictions applicable to the
             offering or sale of Unregistered
             Securities:                                      Not applicable.

       (c)   Whether, and the terms upon which,
             Unregistered Securities of the Series
             may be exchanged for Registered
             Securities of the Series and vice
             versa:                                           Not applicable.

(11) With respect to the payment of additional amounts on Securities of the Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted:

       (a)   Whether and under what
             circumstances such payments will be
             made:                                            Not applicable.

       (b)   If such additional amounts are to be
             paid, whether the Company will have
             the option to redeem such Securities
             of the Series rather than pay such
             additional amounts:                              Not applicable.

(12)   Whether the Securities of the Series are               The Securities of the Series  will be
       issuable in whole or in part in the form of            represented by a Global Security or
       one or more Global Securities and, in such             Securities to be deposited with The
       case, the Depository for such  Global                  Depository Trust Company, as
       Security or Securities:                                Depository, in accordance with its
                                                              "book-entry only" procedures.
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
(13)   The currency or currencies in which
       payment of the principal of and interest on
       the Securities of the Series shall be
       payable:                                               U.S. dollars.

(14)   Whether the amount or payments of
       principal of or interest on the Securities of
       the Series may be determined with
       reference to an index and, in such case, the
       manner in which such amounts shall be
       determined:                                            Not applicable.

(15)   Any other covenants or terms of Securities
       of the Series, including any additional
       restrictive covenants not described above
       or any terms required by United States laws
       or regulations or advisable in connection
       with the marketing of Securities of the
       Series:                                                None.

(16)   Initial public offering price of Securities of         99.417% of their principal amount.
       the Series:

(17)   Underwriters' commission or discount as a
       percentage of the principal amount of
       Securities of the Series to be issued:                 .650%

(18)   Agency fees as a percentage of the
       principal amount of Securities of the Series
       to be issued:                                          Not applicable.

(19) Attached to this Certificate as Exhibit A is a specimen of the Securities of the Series, which is hereby approved.

(20) Attached to this Certificate as Exhibit B is the form of the Underwriting Agreement
       (including Schedules I and II thereto),
       which is hereby approved, relating to the offering and sale of the Securities of the Series.
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IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Company.
Dated:  February 10, 1998

                                                 By: /s/ Donald E. Kiernan
                                                    ---------------------------
                                                    Donald E. Kiernan
                                                    Vice President



                                                 By: /s/ Roger W. Wohlert
                                                    ---------------------------
                                                    Roger W. Wohlert
                                                    Treasurer


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